Exhibit 99.1

Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact: Ralph Finkenbrink Sr. Vice President, CFO Ph # 727-726-0763	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial Reports Record 3rd Quarter Results

January 29, 2007 – Clearwater, Florida –Nicholas Financial, Inc. (NASDAQ: NICK), announced that net income increased 2% to $2,770,000 for the three months ended December 31, 2006 as compared to $2,718,000 for the three months ended December 31, 2005. Diluted earnings per share increased 4% to $0.27 for the three months ended December 31, 2006 as compared to $0.26 for the three months ended December 31, 2005. Revenue increased 6% to $11,730,000 for the three months ended December 31, 2006 as compared to $11,107,000 for the three months ended December 31, 2005. The Company has reported record same quarter increases in revenues and earnings for 66 out of the past 67 quarters

Net income increased 12% to $8,568,000 for the nine months ended December 31, 2006 as compared to $7,621,000 for the nine months ended December 31, 2005. Diluted earnings per share increased 14% to $0.83 for the nine months ended December 31, 2006 as compared to $0.73 for the nine months ended December 31, 2005. Revenue increased 14% to $34,666,000 for the nine months ended December 31, 2006 as compared to $30,506,000 for the nine months ended December 31, 2005.

The Company continues to expand its branch network and is in the process of adding a branch office in Birmingham, Alabama, its first in Alabama, and a branch in Pompano Beach, Florida. This will bring the branch count to 47.

Founded in 1985, with assets of $165,664,000 as of December 31, 2006, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 45 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,000,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, In Thousands, Except Share and Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2006	2005	2006	2005

Revenue:
Interest income on finance receivables	$11,707	$11,065	$34,576	$30,373
Sales	23	42	90	133

	11,730	11,107	34,666	30,506
Expenses:
Operating	4,604	4,425	13,871	12,616
Provision for credit losses	1,194	1,172	2,856	2,432
Interest expense	1,452	1,122	4,075	3,161

	7,250	6,719	20,802	18,209

Operating income before income taxes	4,480	4,388	13,864	12,297
Income tax expense	1,710	1,670	5,296	4,676

Net income	$2,770	$2,718	$8,568	$7,621

Earnings per share:
Basic	$0.28	$0.28	$0.86	$0.77

Diluted	$0.27	$0.26	$0.83	$0.73

Weighted average shares	9,935,000	9,876,000	9,927,000	9,866,000

Weighted average shares and assumed dilution	10,264,000	10,462,000	10,270,000	10,470,000

        Condensed Consolidated Balance Sheets

        (Unaudited, In Thousands)

	December 31,	March 31,
	2006	2006

Cash	$2,146	$1,729
Finance receivables, net	156,045	140,198
Other assets	7,473	7,568

Total assets	$165,664	$149,495

Line of credit	$90,829	$82,416
Other liabilities	8,026	8,830

Total liabilities	98,855	91,246

Shareholders’ equity	66,809	58,249

Total liabilities and shareholders’ equity	$165,664	$149,495

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	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2006	2005	2006	2005
Average finance receivables, net of unearned interest (1)	$174,444,124	$153,011,496	$169,638,227	$146,526,954

Average indebtedness (2)	$88,950,919	$76,791,186	$85,716,061	$71,499,601

Finance revenue (3)	$11,706,732	$11,065,071	$34,575,726	$30,372,375
Interest expense	1,451,647	1,122,358	4,074,541	3,161,390

Net finance revenue	$10,255,085	$9,942,713	$30,501,185	$27,210,985

Weighted average contractual rate (4)	23.78%	23.99%	23.95%	24.01%

Average cost of borrowed funds (2)	6.53%	5.85%	6.34%	5.90%

Gross portfolio yield (5)	26.84%	28.93%	27.18%	27.64%
Interest expense as a percentage of average finance receivables, net of unearned interest	3.33%	2.93%	3.20%	2.88%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	2.74%	3.06%	2.24%	2.21%

Net portfolio yield (5)	20.77%	22.94%	21.74%	22.55%
Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.46%	11.41%	10.80%	11.27%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	10.31%	11.53%	10.94%	11.28%

Write-off to liquidation (8)	7.96%	6.19%	6.91%	5.92%
Net charge-off percentage (9)	7.38%	5.47%	6.47%	5.28%

Note:	All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	December 31,
	2006		2005
Contracts
Gross balance outstanding	$233,992,372		$203,293,741

Delinquencies

30 to 59 days	$4,942,628	2.11%	$3,438,414	1.70%
60 to 89 days	1,682,993	0.72%	1,144,851	0.56%
90 + days	691,092	0.30%	409,335	0.20%

Total delinquencies	$7,316,713	3.13%	$4,992,600	2.46%

Direct Loans
Gross balance outstanding	$10,052,202		$7,904,426

Delinquencies

30 to 59 days	$94,912	0.95%	$89,224	1.13%
60 to 89 days	55,635	0.55%	35,969	0.46%
90 + days	25,482	0.25%	28,087	0.35%

Total delinquencies	$176,029	1.75%	$153,280	1.94%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
	2006	2005	2006	2005
Contracts
Purchases	$29,101,987	$26,698,595	$85,834,957	$78,186,005
Weighted APR	23.66%	23.86%	23.84%	23.88%
Average discount	8.53%	8.90%	8.46%	8.72%
Weighted average term (months)	46	45	46	45
Average loan	$9,100	$8,829	$9,073	$8,811
Number of contracts	3,198	3,024	9,460	8,874

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